UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2019

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 23, 2019, Alkermes plc (the “Company”) announced financial results for the three and nine months ended September 30, 2019, updated certain financial expectations for the year ending December 31, 2019 and announced implementation of a restructuring. A copy of the related press release is furnished hereto as Exhibit 99.1. A copy of the investor presentation, to be displayed during the Company’s conference call on October 23, 2019, discussing financial results for the three and nine months ended September 30, 2019 and financial expectations for the year ending December 31, 2019, and providing an update on the business, is furnished hereto as Exhibit 99.2. This information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

Following a review of the Company’s operations, cost structure and growth opportunities, on October 18, 2019, the Board of Directors of the Company approved a plan of restructuring, which includes the elimination of approximately 160 current positions across the Company and other cost-saving measures (the “Restructuring”).  The Company expects to substantially complete the workforce reduction by the end of 2019, with any remaining positions expected to be eliminated by mid-2020.

The Company has offered one-time termination benefits to the affected employees, including cash severance payments, healthcare benefits, and outplacement assistance. Each affected employee’s eligibility for these termination benefits is contingent upon such employee’s execution (and non-revocation) of a separation agreement with the Company containing a general release of claims against the Company.

The Company expects to record a charge in the range of $13.0 million to $15.0 million in the fourth quarter of 2019 as a result of the Restructuring, consisting of one-time termination benefits for employee severance, benefits and related costs, all of which are expected to result in cash expenditures and substantially all of which will be paid out over the next 12 months. The Company’s estimates are based on a number of assumptions. Actual results may differ materially and additional charges not currently expected may be incurred in connection with, or as a result of, the Restructuring.

Note Regarding Forward-Looking Statements

Certain statements set forth in Item 2.05 above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, but not limited to, statements concerning: the Company’s expectations relating to the Restructuring, including the anticipated workforce reductions, timing of completion of the Restructuring, and timing and amounts of the charge to be recorded and cash expenditures to be made in connection with the Restructuring. The Company cautions that forward-looking statements are inherently uncertain.  Although the Company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include: the Company’s ability to complete the Restructuring within the anticipated timeline; the impact of the workforce reduction on the Company’s business; unanticipated charges not currently contemplated that may occur as a result of the Restructuring; and those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2018, and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in Item 2.05 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release issued by Alkermes plc dated October 23, 2019 announcing financial results for the three and nine months ended September 30, 2019 and financial expectations for the year ending December 31, 2019.

99.2	Investor presentation to be displayed by Alkermes plc on October 23, 2019.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: October 23, 2019	By:	/s/ James M. Frates
James M. Frates
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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